Exhibit 10.5

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is made as of ______, 2023, with effect as of the Effective Time, by and among EF Hutton Acquisition Corporation I., a Delaware corporation (“EFHT” or “Buyer”), Humble Imports Inc., a Florida corporation (“ECD”), and _______________ (“Stockholder,” together with EFHT and the Company, the “Parties” and, each, a “Party”).

WHEREAS, Stockholder is a stockholder of ECD;

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among EFHT, EFHAC Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of EFHT (the “Merger Subsidiary”) and ECD, EFHT will acquire all of the issued and outstanding stock of ECD as a result of the merger of the Merger Subsidiary with and into ECD (the “Merger”), and, as a result of which, ECD will be the surviving company and a direct wholly-owned subsidiary of EFHT;

WHEREAS, the Merger shall be effective as of the Effective Time (as defined in the Merger Agreement); and

WHEREAS, Stockholder’s entry into this Agreement is a condition of the Merger for the purpose of protecting Confidential Information (defined below), good will, customers, employees and other protectable interests of ECD and its wholly-owned subsidiary, ECD Auto Design UK, Ltd., an England and Wales corporation (the “ECD Subsidiary,” together with ECD, the “Acquired Companies” and, each, an “Acquired Company”);

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2. Representations and Acknowledgements. Stockholder acknowledges and agrees that:

2.1 among the Acquired Companies’ most valuable and indispensable assets are its Confidential Information and its good will and close relationships with its Customers (defined below) and Suppliers (defined below), and current and former employees, which the Acquired Companies have devoted and continue to devote a substantial amount of time, money and other resources to develop;

2.2 in order to protect such valuable and indispensable assets, the Buyer has required that Stockholder agree to the restrictive covenants and other provisions of this Agreement as a condition to the Merger;

2.3 Stockholder shall receive payments and benefits as a result of the Merger, which payments and benefits are good and valuable consideration for entering into this Agreement;

2.4 to the extent required by law, the covenants in this Agreement are reasonable and do not impose a greater restraint on Stockholder than is necessary to preserve the value of the Acquired Companies being purchased by Buyer; and

2.5 any breach of such covenants will result in the Acquired Companies being placed at an unfair competitive disadvantage and cause the Acquired Companies serious and irreparable harm to their business.

3. Confidential Information.

3.1 As used herein, “Confidential Information” includes any of the following information held or used by or relating to any Acquired Company:

(a) all information that is a Trade Secret;

(b) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, computer hardware, Software and computer software, database technologies, systems, structures and architectures; and

(c) all information concerning the business and affairs of any Acquired Company, including historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current, and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer and prospect lists and files, current and anticipated customer requirements, price lists, market studies, Contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented.

3.2 Stockholder acknowledges the confidential and proprietary nature of Confidential Information and agrees that Stockholder shall, except to the extent required by law or if Stockholder is employed by an Acquired Company to fulfill Stockholder’s duties in the course of such employment, from and after the Closing: (i) keep Confidential Information confidential and deliver promptly to Buyer, or immediately destroy at Buyer’s option, all embodiments and copies of Confidential Information that are in Stockholder’s possession; (ii) not use Confidential Information for any reason or purpose; and (iii) without limiting the foregoing, not disclose Confidential Information to any Person, except with Buyer’s Consent.

3.3 Section 3.2 above does not apply to that part of Confidential Information that becomes generally available to the public other than as a result of a breach of this Section 3 by Stockholder. Confidential Information shall not be deemed “generally available to the public” merely because it is included or incorporated in more general information that is publicly available or because it combines features which individually may be publicly available.

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3.4 If Stockholder becomes compelled in any proceeding to make any disclosure that is prohibited by this Section 3, Stockholder shall, to the extent legally permissible, provide Buyer with prompt notice of such compulsion so that Buyer may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 3. In the absence of a protective order or other remedy, Stockholder may disclose that portion (and only that portion) of Confidential Information that, based upon the opinion of Stockholder’s counsel, Stockholder is legally compelled to disclose; provided, however, that Stockholder shall use Stockholder’s best efforts to obtain written assurance that any Person to whom any Confidential Information is so disclosed shall accord confidential treatment to such Confidential Information.

3.5 Nothing in this Section 3 will diminish the protections and benefits under applicable Law to which any Trade Secret of any Acquired Company is entitled. If any information that an Acquired Company asserts to be a Trade Secret under applicable Law is found by a court of competent jurisdiction not to be such a Trade Secret, such information will nonetheless be considered Confidential Information of that Acquired Company for purposes of this Section 3.

3.6 Stockholder acknowledges that Stockholder has been notified in accordance with the federal Uniform Trade Secrets Act (18 U.S. Code § 1839) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

4. Non-Competition and Non-Interference.

4.1 Non-Competition. Other than on behalf of any Acquired Company, during the Restricted Period (defined below), Stockholder shall not, directly or indirectly (defined below), engage or attempt to engage in the Business (defined below) within the Territory (defined below).

4.2 Non-Interference with Customers. During the Restricted Period, Stockholder shall not, directly or indirectly, attempt to or actually, (i) solicit, induce, or cause any Customer to terminate, reduce or refrain from renewing or extending its contractual or other business relationship with any Acquired Company; (ii) solicit, induce or cause any Customer to become a customer of or enter into any contractual or other relationship, in each case for Competing Services (defined below), with Stockholder or any other person or entity; and/or (iii) offer or provide to any Customer any Competing Services.

4.3 Non-Interference with Suppliers (Including Stockholders). Stockholder agrees that, during the Restricted Period, Stockholder shall not, directly or indirectly, attempt to or actually: (i) solicit, induce, or cause any Supplier or other Business Relation (defined below) of any Acquired Company to terminate, reduce or refrain from renewing or extending such person’s or entity’s business or employment relationship with any Acquired Company; (ii) solicit, induce or cause any employee of any Acquired Company to engage in Competing Services; or (iii) engage as an employee, independent contractor or consultant on behalf of a person or entity other than an Acquired Company (A) any employee of any Acquired Company or (B) any person who was employed by any Acquired Company within the then prior six-month period.

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4.4 Definitions.

(a) “Business” means the acquisition, restoration, modification and resale of classic automobiles; initially Land Rover Defenders and Jaguar E-Types at the ECD’s 100,000 square foot manufacturing facility located in Kissimmee Florida, which currently has capacity to build approximately 180 vehicles per year. ECD cars have price points in excess of $200,000 and compete against other exotic car manufacturers such as Ferrari, Lamborghini, Rolls-Royce, Bentley and Aston Martin.

(b) “Business Relation” means herein any person or entity other than a Supplier that conducts business with any Acquired Company.

(c) “Competing Services” means herein products or services (other than those of an Acquired Company) that are the same, similar or otherwise in competition with the products or services of any Acquired Company.

(d) “Customer” means herein any person or entity that: (i) during the two-year period immediately preceding the Effective Time or during the Restricted Period, has purchased products or services from any Acquired Company and/or (ii) during the one-year period immediately preceding the Effective Time, was contacted by an Acquired Company regarding the potential purchase of products or services from any Acquired Company.

(e) “Directly or indirectly” as used herein includes any activity, on behalf of Stockholder or on behalf of or in conjunction with any other person or entity, whether as an employee, agent, consultant, independent contractor, officer, director, principal, shareholder, equity holder, partner, member, joint venturer, lender, investor or otherwise, except that nothing in this Agreement shall prohibit Stockholder from being a passive holder, for investment purposes only, of not more than five percent (5%) of the securities of any publicly-traded entity.

(f) “Restricted Period” means herein the three (3) year period immediately following the Effective Time, except that such period shall be extended for any period therein during which Employee was in violation of any provision of this Section 4.

(g) “Supplier” means herein any person or entity that supplies goods, services or capital to any Acquired Company, whether as an employee, independent contractor or otherwise.

(h) “Territory” means herein anywhere in the United States. Stockholder acknowledges that the Acquired Companies do business throughout the United States and, thus, it is necessary and appropriate to have the non-competition provision herein apply to the entire United States in order to protect the value of the Acquired Companies being purchased by Buyer.

5. Non-Disparagement. After the Effective Time, Stockholder shall not disparage any Acquired Company, EFHT and/or any of their respective businesses, personnel, shareholders, members, directors, officers, consultants, services, products or business methods.

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6. Remedies. Stockholder understands and acknowledges that a breach of the provisions of this Agreement would injure EFHT and/or the Acquired Companies irreparably in a way which could not be adequately compensated for by an award of monetary damages. Stockholder therefore consents to the issuance to EFHT and/or any of the Acquired Companies of a preliminary and/or permanent injunction, without the posting of a bond, to restrain any such breach or threatened breach. Additionally, in the event Stockholder breaches or threatens to breach any of the covenants, promises or obligations contained in this Agreement, EFHT and/or the Acquired Companies shall be entitled to recover from Stockholder, without limitation, all costs and fees (including reasonable attorneys’ fees) incurred by EFHT or such Acquired Company in connection with enforcing this Agreement. Nothing herein shall be construed, however, as prohibiting EFHT or any Acquired Company from pursuing any other available remedies for such breach or threatened breach. Additionally, each of the covenants and restrictions to which Stockholder is subject under this Agreement shall be construed as independent of any other provision in this Agreement, the Merger Agreement or any other agreement or obligation between Stockholder, on one hand, and EFHT and/or any Acquired Company, on the other hand, and the existence of any claim or cause of action by Stockholder against EFHT or any Acquired Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants and restrictions.

7. Miscellaneous Provisions.

7.1 Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, if any court determines that any covenant in this Agreement or any part thereof is unenforceable because the duration, geographic scope or restricted activities thereof are overly broad, then such provision or part thereof shall be modified by reducing the overly broad duration, geographic scope or restricted activities by the minimum amount so as to make the covenant, in its modified form, enforceable.

7.2 Choice of Law and Forum. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, without regard to its conflict-of-law principles. The Parties agree that any dispute concerning or arising out of this Agreement shall be heard exclusively in an appropriate state or federal court in or closest to Orange County, Florida and hereby consent, and waive any objection, to the jurisdiction of any such court.

7.3 Waiver of Jury Trial. THE PARTIES HEREBY AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR OUT OF THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT WOULD INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES AND THAT, THEREFORE, ANY ACTION BROUGHT BY ONE PARTY AGAINST THE OTHER, WHETHER ALONE OR IN COMBINATION WITH OTHERS, WHETHER ARISING OUT OF THIS AGREEMENT OR OTHERWISE, SHALL BE DETERMINED BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, EACH PARTY, TO THE EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE MERGER, WHETHER IN CONTRACT, TORT OR OTHERWISE.

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7.4 Successors and Assigns. This Agreement will be binding upon Buyer and Stockholder, and will inure to the benefit of (i) Buyer, the Acquired Companies and their respective affiliates, successors and assigns and (ii) Stockholder and Stockholder’s assigns, heirs and legal representatives, as applicable. This Agreement may be assigned by Buyer to a person or entity that is an affiliate or a successor in interest of the Buyer or any Acquired Company. Upon such assignment, the rights and obligations hereunder of the Buyer shall become the rights and obligations of such affiliate or successor.

7.5 Waivers and Amendments. This Agreement may be altered, amended, modified, superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by all of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

7.6 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. The Parties acknowledge that both of them have participated in drafting this Agreement; therefore, any general rule of construction that any ambiguity shall be construed against the drafter shall not apply to this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

7.7 Entire Agreement. This Agreement and the Merger Agreement, and other documents referenced therein, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior written and oral negotiations, discussions, correspondence, communications, understandings and agreements between the Parties with respect to the subject matter of this Agreement.

7.8 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.9 Voluntary and Knowing Execution of Agreement. Stockholder acknowledges that (i) Stockholder has had the opportunity to consult an attorney regarding the terms and conditions of this Agreement before executing it, (ii) Stockholder fully understands the terms of this Agreement, including, without limitation, the significance and consequences of the restrictive covenants herein, and (iii) Stockholder is executing this Agreement voluntarily, knowingly and willingly and without duress.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Time.

BUYER:

EF Hutton Acquisition Corporation I.

By:
Name:	Benjamin Piggott
Title:	CEO

ECD:

Humble Imports, Inc.

By:
Name:
Title:

STOCKHOLDER:

Name:

{Signature Page to Restrictive Covenant Agreement}